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Exhibit 4.1

UNIT	UNIT

Certificate Number		Shares
HYPERSPACE COMMUNICATIONS, INC. EACH UNIT CONSISTING OF ONE SHARE OF COMMON STOCK AND TWO WARRANTS, EACH TO PURCHASE ONE SHARE OF COMMON STOCK
INCORPORATED UNDER THE LAWS OF THE STATE OF COLORADO

THIS CERTIFIES THAT

CUSIP 44915D 20 2 SEE REVERSE FOR CERTAIN DEFINITIONS

is the registered of

UNITS SPECIFIED ABOVE

        Each Unit (a "Unit") consists of one (1) share of common stock, no par value per share (the "Common Stock"), of HyperSpace Communications, Inc., a Colorado corporation (the "Company"), and two (2) redeemable warrants (the "Warrants"). Each Warrant entitles the holder to purchase one (1) share of Common Stock for $        per share (subject to adjustment). The Warrants will become exercisable beginning                        , 2005 and will expire unless exercised before 5:00 p.m., New York City Time, on                        , 2009, or earlier upon redemption (the "Expiration Date"). The Common Stock and Warrants comprising the Units represented by this certificate are not transferable separately prior to separation in the sole and absolute discretion of Capital Growth Financial, LLC. The Warrants comprising part of the Units are issued under and pursuant to a certain Warrant Agreement, dated as of                        , 2004, between the Company and Computershare Trust Company, Inc., as Warrant Agent, and are subject to the terms and provisions contained therein and on the face of the certificates covered thereby, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. The Warrant Agreement provides for adjustment in the number of shares of Common Stock to be delivered upon the exercise of the Warrant evidenced hereby and to the exercise price of such Warrant in certain events therein set forth. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 350 Indiana Street, Suite 800, Golden, Colorado 80401, and are available to any Warrant Holder on written request and without cost.

        This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

        Witness the facsimile seal of the Company and the facsimile signature of its duly authorized officers.

DATED <<Month Day, Year>>
/s/ MARK J. ENDRY President & CEO	COUNTERSIGNED AND REGISTERED: COMPUTERSHARE TRUST CO., INC. (DENVER) TRANSFER AGENT AND REGISTRAR,
/s/ JOHN P. YEROS Chairman & Secretary	By	AUTHORIZED SIGNATURE

SECURITY INSTRUCTIONS ON REVERSE

HYPERSPACE COMMUNICATIONS, INC.

        The Registered Holder hereby is entitled, at any time after the separation of the Units by Capital Growth Financial, LLC, to exchange the Units represented by this Unit Certificate for Common Stock Certificate(s) representing one share of Common Stock, for each Unit represented by this Unit Certificate and one Warrant Certificate representing two warrants, each to purchase one share of Common Stock, for each Unit represented by this Unit Certificate, upon surrender of this Unit Certificate to the Transfer Agent and Registrar together with any documentation required by such agent.

        REFERENCE IS MADE TO THE WARRANT AGREEMENT REFERRED TO ON THE FACE HEREOF, AND THE PROVISIONS OF SUCH WARRANT AGREEMENT SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH ON THE FACE OF THIS CERTIFICATE. COPIES OF THE WARRANTAGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST FROM THE TRANSFER AGENT AND REGISTRAR, COMPUTERSHARE TRUST COMPANY, INC.

        The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-as tenants in common	UNIF GIFT MIN ACT-	(Cust)	Custodian	(Minor)
TEN ENT	-as tenants by the entireties	under Uniform Gifts to Minors Act			(State)
JT TEN	-as joint tenants with right of survivorship and not as tenants in common	UNIF TRF MIN ACT	(Cust)	Custodian (until age )		(Minor)
		under Uniform Transfers to Minors Act			(State)
Additional abbreviations may also be used though not in the above list.

For value received,                                                  hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE, OF ASSIGNEE)

Units
represented by the within Certificate, and do hereby irrevocably constitute and appoint
Attorney

to transfer the said units on the books of the within-named Corporation with full power of substitution in the premises.
Dated:	20	Signature:

Signature(s) Guaranteed:		Signature:

BY:			Notice:	THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15.

SECURITY INSTRUCTIONS THIS IS WATERMARKED PAPER, DO NOT ACCEPT WITHOUT NOTING WATERMARK. HOLD TO LIGHT TO VERIFY WATERMARK.

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  Exhibit 4.1